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                                                                      EXHIBIT 99

                         AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of the _____day of January, 2005, by and between NNN BOA West, LLC, a Virginia limited liability company ("Seller"), and First States Group, L.P., a Delaware limited partnership ("Buyer"), with reference to the following facts:

      A. Seller owns certain real property located in Clark County, Nevada, and more specifically described in Exhibit A, attached hereto (the "Land"), commonly known as Bank of America West Building, and such other assets, as the same are hereinafter described.

      B. The Land is presently encumbered by an existing loan (the "Existing Loan") which has an outstanding balance as of the date of this Agreement of approximately Nine Million One Hundred Forty-Seven Thousand Seven Hundred Twenty Five and 99/100 Dollars ($9,147,725.99). The lender of the Existing Loan is Massachusetts Mutual Life Insurance Company (the "Existing Lender").

      C. Seller has entered into an agreement with Archon Financial for a loan (the "Replacement Financing"), in the sum of Sixteen Million Two Hundred Thousand Dollars ($16,200,000.00). Seller has paid forward rate lock loan fees (the "Replacement Financing Loan Fees"), in the amount of Eight Hundred Twenty-Three Thousand Four Hundred Eighty-Four Dollars ($823,484.00), in connection with the Replacement Financing.

      D. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property (has hereinafter defined). Seller and Buyer also desire that (i) Buyer assume the Existing Loan; (ii) Buyer receive credit on a dollar-for-dollar basis from the Existing Lender for, and Buyer purchase from Seller on a dollar-for-dollar basis, all reserves held by the Existing Lender (the "Existing Loan Reserves") as of Close of Escrow (hereinafter defined); and (iii) Buyer receive an assignment from Seller of all of the rights of Seller with respect to the Replacement Financing, including the Replacement Financing Loan Fees.

NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1. Purchase and Sale.

      1.0 The purchase and sale includes, and at Close of Escrow Seller shall sell, assign, grant and transfer to Buyer, Seller's entire right and interest in and to all of the following (hereinafter sometimes collectively, the "Property"):

            1.0.0 The Land, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements and rights

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appurtenant to the Land (all of the foregoing being collectively referred to herein as the "Real Property");

            2.0.0 All of the leases (the "Leases"), including associated amendments, with all persons ("Tenants") leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security deposits, other deposits held in connection with the Leases, Lease guarantees, and other similar credit enhancements providing additional security for the Leases;

            3.0.0 All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property, including, specifically, without limitation, equipment, furniture, tools and supplies, and all related intangibles including Seller's interest, if any, in the name "Bank of America West Building" (the "Personal Property");

            4.0.0 To the extent approved by Buyer during the Inspection Period (hereinafter defined), all of the contracts (the "Contracts"), including service contracts (the "Service Contracts"), warranties, management, maintenance, leasing commission, or other agreements affecting the Property;

            5.0.0 To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, licenses and approvals relating to the Property (the "Permits"); and

            6.0.0 All of Seller's rights in (i) the Existing Loan, including the Existing Loan Reserves; and (ii) the Replacement Financing, including the Replacement Financing Loan Fees.

2. Purchase Price.

      The total purchase price of the Property shall be Twenty-Five Million Ninety-Nine Thousand Nine Hundred Eighty-Four Dollars ($25,099,984.00) (the "Purchase Price"), payable as follows:

      1.0 Deposit/Further Payments.

            1.0.0 Concurrent with Opening of Escrow (as hereinafter defined), Buyer shall deposit into Escrow (as hereinafter defined) the amount of One Hundred Thousand Dollars ($100,000.00) (the "Deposit"), in the form of a wire transfer payable to Chicago Title Company, 388 Market Street, Suite 1300, San Francisco, California 94111, Attention: Nicki Carr ("Escrow Holder"). Escrow Holder shall place the Deposit into an interest-bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and all interest thereon shall be credited to Buyer's account.

            2.0.0 On or before Close of Escrow, Buyer shall deposit into Escrow, by wire transfer payable to Escrow Holder, the balance of the Purchase Price, less the outstanding principal balance of the Existing Loan as of Close of Escrow.

      2.0 Additional Payments. In addition to the Purchase Price, on Close of Escrow, Buyer shall pay to Seller an amount equal to the Existing Loan Reserves as of Close of Escrow,

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provided that Buyer receives a credit, on a dollar-for-dollar basis, from the
Existing Lender for the Existing Loan Reserves as of Close of Escrow.

3. Title to Property.

      1.0   Title Policies.

            Buyer shall obtain from Chicago Title Insurance Company ("Title Company") the following title policies (collectively, the "Title Policies"): (i) an ALTA owner's policy of title insurance, with such endorsements as Buyer shall reasonably require, in the amount of the Purchase Price; and (ii) an updated ALTA lender's policy of title insurance, with such endorsements as the Existing Lender may require, in the amount of the Existing Loan. The Title Policies shall contain the standard provisions and exceptions in Title Company's title policies.

      2.0   Terms of Title Policies.

            The Title Policies shall insure that the Property is free and clear of encumbrances, except as follows:

            1.0.0 Real property taxes and assessments, which are a lien not yet due;

            2.0.0 To the extent approved by Buyer during the Inspection Period, covenants, conditions, reservations (including exceptions of oil, gas, minerals, hydrocarbons and/or lease without right of surface entry), restrictions, rights of way, and easements for public utilities, districts, water companies, alleys and streets; and

            3.0.0 The exceptions included in the Title Policies and the Survey (hereinafter defined) and the Updated Survey (hereinafter defined), and approved by Buyer during the Inspection Period.

      3.0   Procedure for Approval of Title.

            During the Inspection Period, Buyer shall review and approve the Title Documents (hereinafter defined) and the Survey. If the Title Documents, the Existing Survey or the Updated Survey reflect or disclose any defect, exception or other matter affecting the Property ("Title Defects") that is unacceptable to Buyer, then, prior to the expiration of the Inspection Period, Buyer shall provide Seller with written notice of Buyer's objections. Seller may, at its sole option, elect to cure or remove the objections made by Buyer. Should Seller elect to attempt to cure or remove the objection, it shall be a condition precedent to Buyer's obligation to acquire the Property that Seller cures such title objection prior to the Close of Escrow. Unless Seller provides written notice to Buyer at least five (5) days prior to the expiration of the Inspection Period that Seller intends to cure Buyer's title objections, Seller shall be deemed to have elected not to cure or remove Buyer's title objections, and Buyer shall be entitled, as Buyer's sole and exclusive remedies, either to (i) terminate this Agreement and obtain a refund of the Deposit by providing written notice of termination to Seller before the end of

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            the Inspection Period and returning the Due Diligence Items
            (hereinafter defined), or (ii) waive the objections and close this transaction as otherwise contemplated herein. If Buyer shall fall to terminate this Agreement during the Inspection Period, all matters shown on the Existing Survey or the Updated Survey, or described in the Title Report, except for monetary liens for indebtedness of Seller and any matters that Seller has agreed to cure in writing, shall be deemed "Permitted Exceptions."

4. Due Diligence Items.

      1.0 Seller shall deliver to Buyer each of the following within two (2) days of the Opening of Escrow (collectively, the "Due Diligence Items"):

            1.0.0 The existing, survey of the Property dated _______________, 2004 (the "Existing Survey");

            2.0.0 From Title Company, a current preliminary title report or title commitment (the "Title Report") for the issuance of the Title Policies, together with good and legible copies of all documents constituting exceptions to the title as reflected in the Title Report (collectively referred to hereinafter as the "Title Documents");

            3.0.0 A true and correct copy of each of the Leases, and a summary of the security deposits, other deposits held in connection with the Leases, and Lease guarantees, providing additional security for the Leases;

            4.0.0 A list of all of the all of the Contracts, together with copies of the same shall be available for inspection. Seller agrees not to enter into any additional contracts or agreements prior to Close of Escrow which cannot be canceled upon thirty (30) days' written notice without cost, penalty, or obligation, unless such contracts or other agreements are approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed;

            5.0.0 All site plans, leasing plans, as-built plans, drawings, environmental, mechanical, electrical, structural, soils and similar reports and/or audits and plans and specifications relative to the Property in the possession of Seller, if any, shall be made available for inspection at Seller's offices;

            6.0.0 True and correct copies of the real estate and personal property tax statements covering the Property or any part thereof for each of 2002, 2003 and 2004, and, if available, for 2005;

            7.0.0 A schedule of all current or pending litigation with respect to the Property or any part, thereof, if any;

            8.0.0 Operating statements for 2003 and 2004, and the operating budget for the calendar year 2005;

            9.0.0 A certified rent roll for each of calendar years 2002, 2003 and 2004 (collectively, the "Rent Roll");

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            10.0.0 The most current environmental reports in Seller's possession or control regarding the Property, including the most current Phase I report;

            11.0.0 Copies of the certificates of occupancy issued with respect to (i) the buildings within the Property, and (ii) each of the spaces subject to the Leases;

            12.0.0 The tenant files, books and records relating to the ownership and operation of the Property shall be available for inspection by Buyer during ordinary business hours at Seller's management office; and

            13.0.0 An inventory of all personal property located on the Property, used in the maintenance of the Property or stored for future use at the Property, and an inventory of all furniture and appliances used in the Property, if any.

      2.0   Estoppel Certificates.

            As a condition precedent to Buyer's obligation to acquire the Property, Seller shall obtain and deliver to Buyer estoppel certificates, in accordance with their respective Leases, from (i) Bank of America, and (ii) Tenants representing seventy five percent (75%) of the rentable square feet, exclusive of the space leased by Bank of America, which are leased by tenants as of the date this Agreement is fully executed. The estoppel certificates shall be dated not earlier than expiration of the Inspection Period, and shall be delivered not later than two (2) business days prior to Close of Escrow (the "Estoppel Delivery Date"). Estoppel certificates shall be deemed to satisfy this condition precedent unless they disclose material, adverse matters (e.g., material adverse matters in comparison to the Rent Rolls). Buyer shall notify Seller within three (3) business days of receipt of a copy of the executed estoppel certificate of its approval or disapproval of the executed estoppel certificate, and the basis of such disapproval, if disapproved. If Buyer disapproves of an estoppel certificate because of a material, adverse matter disclosed therein, and Seller is unable to obtain a reasonably acceptable estoppel certificate prior to Close of Escrow, (i) this Agreement shall terminate; (ii) Buyer shall be entitled to a refund of the Deposit; and (iii) neither party shall have any further obligation to the other, except Buyer's indemnification obligations under Paragraph 5.

      3.0   Seller's Estoppel Certificates.

            If, prior to the Estoppel Delivery Date, Seller is unable to obtain an estoppel certificate from each of the Tenants, other than Bank of America (for which Seller shall not be permitted to deliver a Seller's estoppel certificate), then, with respect to the other Tenants (i.e., the Tenants other than Bank of America, from which Seller is not able to obtain estoppel certificates), Seller shall provide (not later than five (5) days after the Estoppel Delivery
            Date) a written statement by Seller, substantially in the form of Exhibit B, attached hereto (i.e., a Seller's estoppel certificate).

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5. Inspections.

      Buyer, at its sole expense, shall have the right to obtain an updated survey of the Property (the "Updated Survey"), and to conduct feasibility, environmental, engineering and physical studies or other tests (the "Inspections") of the Property at any time during the Inspection Period. Buyer, and its duly authorized agents or representatives, shall be permitted to enter upon the Property at all reasonable times during the Inspection Period in order to conduct engineering studies, soil tests and any other Inspections and/or tests that Buyer may deem necessary or advisable. Buyer must arrange all Inspections of the Property with Seller at least two (2) business days in advance of the applicable Inspections. In the event that the review and/or Inspection conducted pursuant to this Paragraph shows any fact, matter or condition to exist with respect to the Property that is unacceptable to Buyer, in Buyer's sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedy, to (i) terminate this Agreement and obtain a refund of the Deposit, or (ii) waive the objection, and close the transaction as otherwise contemplated herein. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections and to defend, indemnify and hold Seller harmless from all, claims, suits, losses, costs, expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages incurred by Seller as a result of any Inspections; provided, however, that Buyer's liability shall not extend to any claims, suits, etc., arising merely from Buyer's discovery of existing conditions.

      1.1 Approval.

            1.1.1 Buyer shall have forty five (45) days after Opening of Escrow (the "Inspection Period") to approve or disapprove the Inspections in Buyer's sole discretion. If Buyer shall fail to notify Seller and Escrow Holder of its disapproval of the Inspections in writing within the Inspection Period, the condition of the Property shall be deemed approved. If Buyer shall disapprove the Inspections within the Inspection Period, (i) the Deposit shall be promptly returned to Buyer; (ii) this Agreement and Escrow shall thereupon be terminated;
(iii) Buyer shall not be entitled to purchase the Property; (iv) Seller shall not be obligated to sell the Property to Buyer; and (v) the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Paragraph 5.

            1.1.2 Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that, in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all of the Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, and copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by third parties relating to the Property, subject to restrictions on Buyer's ability to make any such materials available to Seller that are imposed in any agreement with a third party consultant preparing any such reports or materials ("Buyer's Reports"). Buyer shall cooperate with Seller at no expense to Buyer in order to obtain a waiver of any such limitations. Notwithstanding any contrary provision of this Agreement, Seller acknowledges that Buyer shall not be representing or warranting that any of the materials prepared by third parties are, or shall be, accurate or complete. Buyer advises Seller to independently verify the facts and conclusions set forth therein.

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            1.1.3 Notwithstanding any contrary provision of this Agreement,
Buyer acknowledges that Seller is not representing or warranting that any of the Due Diligence Items prepared by third parties are accurate or complete, such as the Existing Survey, engineering reports and the like. Seller advises Buyer to independently verify the facts and conclusions set forth therein; provided, however, that Seller warrants that Seller has no knowledge of any material errors or misstatements in such information regarding the Property.

2. Escrow.

      2.1   Opening.

            Purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. Escrow shall be deemed to be opened as of the date fully-executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller ("Opening of Escrow"). This Agreement shall be considered as the Escrow instructions between the parties, with such further instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.

      2.2   Close of Escrow.

            2.2.1 Escrow shall close ("Close of Escrow") within fifteen (15) days following the expiration of the Inspection Period. Unless otherwise agreed by Seller and Buyer, the closing shall take place at the Property.

      2.3   Buyer Required to Deliver.

            Buyer shall deliver to Escrow the following:

            2.3.1 Concurrently with Opening of Escrow, the Deposit;

            2.3.2 On or before Close of Escrow, the payments required by Paragraph 2.1.2 and Paragraph 2.2; provided, however, that Buyer shall not be required to deposit the amounts specified in Paragraph 2.1.2 and Paragraph 2.2 until Buyer has been notified by Escrow Holder that (i) Seller has delivered to Escrow each of the documents and instruments to be delivered by Seller in connection with Buyer's purchase of the Property; (ii) the Existing Lender has agreed that Buyer is to receive credit, on a dollar-for-dollar basis, for all of the Existing Loan Reserves as of Close of Escrow; (iii) Title Company has committed to issue and deliver the Title Policies to Buyer and the Existing Lender, as appropriate; and (iv) the only impediment to Close of Escrow is delivery of such amount by or on behalf of Buyer;

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            2.3.3 On or before Close of Escrow, such other documents as Title
Company may reasonably require from Buyer in order to issue the Title Policies;

            2.3.4 A loan assumption agreement (the "Existing Loan Assumption Agreement"), in the form agreed upon by Buyer during the Inspection Period, for the assumption by Buyer of the Existing Loan, which shall provide that Buyer shall receive a credit, on a dollar-for-dollar basis, for the Existing Loan Reserves as of Close of Escrow;

            2.3.5 An executed assignment, in the form agreed upon by Buyer during the Inspection Period (the "Replacement Financing Assignment"), of the rights to the Replacement Financing, including all Seller's rights and interest in the Replacement Financing Loan Fees;

            2.3.6 An original assignment and assumption agreement (the "Assignment and Assumption Agreement"), in the form attached hereto as Exhibit C, duly executed by Seller assigning and conveying to Buyer all of Seller's right, title and interest in and to the Leases, the Contracts and the Permits; and

            2.3.7 Buyer's share and closing costs, as provided in Paragraph 6.5.

      2.4   Seller Required to Deliver.

            On or before Close of Escrow, Seller shall deliver to Escrow the following:

            2.4.1 A duly executed and acknowledged grant, bargain and sale deed, in the form attached hereto as Exhibit D, conveying fee title to the Property in favor of Buyer (the "Grant Deed");

            2.4.2 An executed Certificate of Non-Foreign Status;

            2.4.3 A bill of sale, in the form attached hereto as Exhibit E, for the Personal Property, if any, without warranty, in favor of Buyer and duly executed by Seller;

            2.4.4 Such other documents as Title Company may reasonably require from Seller in order to issue the Title Policies;

            2.4.5 Title Company's premium for the CLTA component of the Title Policies, based on the Purchase Price being Twenty-four Million Three Hundred Seventeen Thousand and 00/100 Dollars ($24,317,000.00);

            2.4.6 The Tenants' estoppel certificates described in Paragraph 2.0 and the Seller's estoppel certificates described in Paragraph 3.0;

            2.4.7 Notices to Tenants, in the form attached hereto as Exhibit F, of the transfer of the Property;

            2.4.8 A counterpart original of the Replacement Financing
Assignment;

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            2.4.9 Seller shall deliver to Buyer all keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller's possession;

            2.4.10 Seller shall deliver all records and files relating to the management or operation of the Property, Including, without limitation, the Leases, the Lease guarantees (and all other similar credit enhancements providing additional security for the Leases), all insurance policies, all security contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by tenants of the Property;

            2.4.11 All of the security deposits, and other deposits, held in connection with the Leases; and

            2.4.12 A counterpart original of the Assignment and Assumption Agreement.

      2.5   Buyer's Costs.

            Buyer shall pay the following:

            2.5.1 One-half (1/2) of Escrow Holder's fees, costs and expenses;

            2.5.2 The costs imposed by the Existing Lender in connection with the Existing Loan Assumption Agreement;

            2.5.3 The cost of recording the Existing Loan Assumption Agreement;

            2.5.4 The cost of any City, County or other documentary transfer taxes attributable to the Purchase Price exceeding Twenty-four Million Three Hundred Seventeen Thousand and 00/100 Dollars ($24,317,000.00);

            2.5.5 One-half (1/2) of the premiums for the CLTA coverage under the Title Policies attributable to the Purchase Price exceeding Twenty-four Million Three Hundred Seventeen Thousand and 00/100 Dollars ($24,317,000.00);

            2.5.6 The amount by which the premium for ALTA coverage under the Title Policies exceeds the premium for CLTA coverage under the Title Policies; and

            2.5.7 All other costs customarily borne by purchasers of commercial real property in Clark County, Nevada.

      2.6   Seller's Costs.

            Seller shall pay the following:

            2.6.1 One-half (1/2) of Escrow Holder's fees, costs and expenses;

            2.6.2 The cost of recording the Grant Deed;

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            2.6.3 The cost of any City, County or other documentary transfer taxes attributable to the Purchase Price being Twenty-four Million Three Hundred Seventeen Thousand and 00/100 Dollars ($24,317,000.00);

            2.6.4 The amount of the premiums for CLTA coverage under the Title Policies, based on the Purchase Price being Twenty-four Million Three Hundred Seventeen Thousand and 00/100 Dollars ($24,317,000.00);

            2.6.5 One-half (1/2) of the premiums for the CLTA coverage under the Title Policies attributable to the Purchase Price exceeding Twenty-four Million Three Hundred Seventeen Thousand and 00/100 Dollars ($24,317,000.00); and

            2.6.6 All other costs customarily borne by sellers of commercial real property in Clark County, Nevada.

      2.7   Prorations.

            2.7.1 Real property taxes, assessments, rents, security deposits, and common area expenses shall be prorated through Escrow between Buyer and Seller as of Close of Escrow, Draft prorations of the real property taxes, assessments, rents and common area maintenance expenses shall be delivered by Seller to Buyer and Escrow Holder five (5) days prior to Close of Escrow, The prorations of the real property taxes, assessments, rents and common area expenses shall be approved by Buyer prior to Close of Escrow. Any delinquent rents collected by Buyer shall be paid to Seller. Seller shall have the right to pursue any Tenant for delinquent rent, but shall not cause a Tenant to be delinquent for their current rent or become financially unstable, Tax and assessment prorations shall be based on the latest available tax bill. If, after Close of Escrow, Buyer receives any further or supplemental tax bill relating to any period prior to Close of Escrow, or Seller receives any further or supplemental tax bill relating to any period after Close of Escrow, the recipient shall promptly deliver a copy of such tax bill to the other party, and not later than ten (10) days prior to the delinquency date shown on such tax bill Buyer and Seller shall deliver to the taxing authority their respective shares of such tax bill, prorated as of Close of Escrow.

            2.7.2 All leasing commissions owing and tenant improvements with respect to the Property transactions entered into prior to execution of this Agreement shall be paid by Seller, and Seller shall indemnify and hold Buyer harmless for Lease commission claims brought against the Property arising therefrom. All leasing commissions for new Leases and for Lease renewals and expansion options executed after the date of this Agreement in accordance with the terms of Paragraph 3.4.2 shall be prorated between Buyer and Seller as their respective periods of ownership bear to the primary term of the new Lease.

            2.7.3 Seller agrees to indemnify and hold Buyer harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonable attorneys' fees (except those items which under the terms of this Agreement specifically become the obligation of Buyer), brought by third parties and based on conditions or events occurring on or before the date of Close of Escrow and which are in any way related to

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the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

            2.7.4 Buyer agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits and judgments, of any kind or nature, including court costs and reasonable attorneys' fees, brought by third parties and based on conditions or events occurring subsequent to the date of Close of Escrow and which are in any way related to the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

      2.8   Determination of Dates of Performance.

            Promptly after delivery to Buyer of the Title Report, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:

            2.8.1 The date of Opening of Escrow pursuant to Paragraph 2.1;

            2.8.2 The date of receipt of the Title Report by Buyer;

            2.8.3 The date by which title must be approved by Buyer pursuant to Paragraph 3.2;

            2.8.4 The date by which the Inspections must be approved by Buyer pursuant to Paragraph 5.1.1;

            2.8.5 The date by which the amounts described in Paragraph 2 must be deposited by Buyer; and

            2.8.6 The date of Close of Escrow pursuant to Paragraph 6.2.

            If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

3.    Representations, Warranties, and Covenants.

      Seller hereby represents and warrants as of the date hereof to Buyer as follows:

      3.1 Seller is a limited liability company duly formed and validly existing under the laws of the Commonwealth of Virginia. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture,

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agreement or instrument to which Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

      3.2 Seller has good and marketable title to the Property, subject to the conditions of title. There are no outstanding rights of first refusal, rights of reverter or option relating to the Property or any interest therein. To Seller's knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property. Subject to the Leases, Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, without material complaint or objection by any person.

      3.3 Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

      3.4   Covenants of Seller.

            Seller hereby covenants as follows:

            3.4.1 At all times from the date hereof through Close of Escrow, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property, in at least such amounts as are maintained by Seller on the date hereof;

            3.4.2 From the date of execution of this Agreement through Close of Escrow, Seller will not enter into any new lease with respect to the Property, without Buyer's prior written consent, which shall not be unreasonably withheld. Exercise of a renewal option shall not be considered a new lease. Any brokerage commission payable with respect to a new lease shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new lease. Further, Seller will not modify any of the Leases without first obtaining the written consent of Buyer, which shall not be unreasonably withheld. Buyer shall have five (5) business days in which to approve or disapprove of any new lease for which it has a right to consent. Failure to respond in writing within said time period shall be deemed to be consent;

            3.4.3 From the date of execution of this Agreement through Close of Escrow, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to Close of Escrow;

            3.4.4 Seller shall not, without Buyer's written approval, (i) amend or waive any right under any Contract, or (ii) enter into any agreement of any type affecting the Property that would survive Close of Escrow;

            3.4.5 Seller shall fully and timely comply with all obligations to be performed by it under the Leases, the Contracts, and all permits, licenses, approvals and laws, regulations and orders applicable to the Property;

            3.4.6 Seller shall fully cooperate with Buyer in obtaining all necessary consents from the Existing Lender to allow Buyer to (i) assume the Existing Loan and (ii) provide Buyer with a credit, on a dollar-for-dollar basis, for the Existing Loan Reserves. All costs in connection with procuring the consents, and in Buyer assuming the Existing Loan, shall be borne by Seller; and

            3.4.7 Seller shall fully cooperate with Buyer in obtaining all necessary consents from Archon Financial to (i) allow Buyer to be the borrower for the Replacement Financing, and (ii) provide Buyer with all of the benefits of the Replacement Financing Loan Fees. All costs in connection with procuring the consents shall be borne by Seller.

      3.5   Approval of Property.

            The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyer's acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not BE LIMITED TO, ANY LEASES AND CONTRACTS PERTAINING TO THE PROPERTY, THE PHYSICAL COMPONENTS OF ALL PORTIONS OF THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY, SUCH STATE OF FACTS AS AN ACCURATE SURVEY, ENVIRONMENTAL REPORT AND INSPECTION WOULD SHOW, THE PRESENT AND FUTURE ZONING ORDINANCE, ORDINANCES, RESOLUTIONS. BUYER SHALL NOT BE ENTITLED TO AND SHALL NOT RELY UPON, SELLER OR SELLER'S AGENTS WITH REGARD TO, AND SELLER WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO: (i) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, OR THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES, OR APPLIANCES AT THE PROPERTY, IF ANY; (ii) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF SOILS OR THE EXISTENCE OF GROUND WATER AT THE PROPERTY; (iii) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF ANY UTILITIES SERVING THE PROPERTY; (iv) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, ITS HABITABILITY, MERCHANTABILITY, OR THE FITNESS, SUITABILITY, OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE; (v) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY; (vi) THE PROPERTY OR ITS OPERATIONS' COMPLIANCE WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS OR RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY; (vii) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY WAY TO THE PROPERTY; OR (viii) THE CONDITION OF TITLE TO THE PROPERTY OR THE NATURE, STATUS AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT OF REDEMPTION, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, COVENANT, CONDITION, RESTRICTION, OR ANY OTHER MATTER AFFECTING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE GRANT DEED, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY AND SELLER SPECIFICALLY DISCLAIMS ANY

            OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE, INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND CLOSING DOCUMENTS, BUYER WILL BE ACQUIRING THE PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS," IN ITS PRESENT STATE AND CONDITION, SUBJECT ONLY TO NORMAL WEAR AND TEAR AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT.

4.    Representations and Warranties of Buyer.

      Buyer hereby represents and warrants to Seller as follows:

      4.1 Buyer is a limited partnership duly organized and validly existing under the laws of the State of Delaware. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part Of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, agreement or instrument to which Buyer is a party. This Agreement is a legal, valid and binding obligation of

Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

5. Conditions Precedent to Closing.

      5.1 The obligations of Buyer pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:

            5.1.1 All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of Close of Escrow, and Seller shall not have on or prior to Close of Escrow, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement.

            5.1.2 There shall be no change in the matters reflected in the Title Report, and there shall not exist any encumbrance or title defect affecting the Property not described in the Title Report except for the Permitted Exceptions or matters to be satisfied prior to or on Close of Escrow.

            5.1.3 Unless Seller receives notice from Buyer at least thirty (30) days prior to Close of Escrow, effective as of Close of Escrow, the management agreement affecting the Property shall be terminated by Seller, and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

            5.1.4 Unless Seller receives notice from Buyer at least thirty (30) days prior to Close of Escrow, effective as of the Close of Escrow, all of the Contracts (including the Service Contracts) shall be terminated by Seller, and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

            5.1.5 The Existing Lender shall have consented to the assumption of the Existing Loan by Buyer, on terms acceptable to Buyer, Buyer shall have four
(4) business days after receiving the approved assumption from the Existing Lender, stating all of the terms upon which Buyer shall have the right to assume the Existing Loan, in which to terminate this Agreement if the terms of the assumption are not acceptable to Buyer.

            5.1.6 Archon Financial shall have agreed that (i) Buyer shall have the right to obtain the Replacement Financing, on terms acceptable to Buyer, and
(ii) the Replacement Financing Loan Fees shall be credited (on a dollar-for-dollar basis) to Buyer. Buyer shall have four (4) business days after receiving a statement from Archon Financial of the terms upon which Buyer may obtain the Replacement Financing, in which to terminate this Agreement if the terms upon which Buyer may obtain the Replacement Financing are not acceptable to Buyer.

            5.1.7 Seller shall have operated the Property from and after the date hereof in substantially the same manner as prior thereto.

      5.2 If any condition in Paragraph 5.1 is not fully satisfied by Close of Escrow, Buyer shall so notify Seller and may terminate this Agreement by written notice to Seller ("Buyer's

Notice") whereupon (i) this Agreement may be canceled; (ii) upon return of the Due Diligence Items the Deposit shall be paid to Buyer; and (iii) thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder.

      5.3 If Buyer notifies Seller of a failure to satisfy a condition precedent set forth in Paragraph 5.1, Seller may, within five (5) days of receipt of Buyer's Notice agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided Seller so satisfies such condition. If Seller fails to agree to cure or fails to cure such condition by the Close of Escrow, (i) this Agreement shall be canceled; (ii) the Deposit shall be returned to Buyer; and (iii) neither party shall have any further liability hereunder.

      5.4 If Buyer's acquisition of the Property is part of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, it is a condition precedent to the Close of Escrow that Buyer is able to complete an exchange for all or a portion of its relinquished property pursuant to an agreement of Exchange (as hereinafter defined) between Buyer and Accommodator (as hereinafter defined). Seller agrees to execute such documents or instruments as may be necessary or appropriate to evidence such exchange, in accordance with the terms of Paragraph 18.

6. Damage or Destruction Prior to Close of Escrow.

      In the event that the Property should be damaged by any casualty prior to Close of Escrow, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties, is:

      6.1 Less than Two Hundred Fifty Thousand Dollars ($250,000.00), Close of Escrow shall proceed as scheduled and any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration;

      or if said cost is:

      6.2 Greater than Two Hundred Fifty Thousand Dollars ($250,000.00), then either Seller or Buyer may elect to terminate this Agreement, in which case (i) upon return of the Due Diligence Items, the Deposit shall be returned to Buyer, and (ii) neither party shall have any further obligation to the other, except for Buyer's indemnification obligations under Paragraph 5.

7. Eminent Domain.

      7.1 If, before Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer's intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event (i) this Agreement shall terminate, (ii) the Deposit shall be returned to Buyer, and (iii) neither party shall have any further obligation to the other, except for Buyer's indemnification under Paragraph 5.

      7.2 If, before Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to Paragraph 7.1 but Buyer does not exercise such right, then (i) this Agreement shall remain in full force and effect, and (ii) at Close of Escrow, the condemnation award (or, if not therefore received, the right to receive such portion of the award) payable on account of the taking shall be transferred in the same manner as title to the Property is conveyed.

      7.3 Seller shall give notice to Buyer within three (3) business days after Seller's receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.

8.    Notices.

      8.1 All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either (i) in person, (ii) by United States Mail, as a registered or certified item, return receipt requested by telecopy, or (iii) by FedEx. Notices delivered by United States Mail shall be deemed given when received. Notices by facsimile or FedEx shall be deemed received on the business day following transmission. Notices shall be given to the following addresses:

          Seller:                     Ms. Theresa Hutton
                                      Triple Net Properties, LLC
                                      1551 N. Tustin Ave. #200
                                      Santa Ana, CA 92705
                                      Telephone: (714)667-8252
                                      Fax:       (714)918-9102

          With Required Copy to:      Joseph J. McQuade, Esq.
                                      Hirschler Fleischer
                                      The Federal Reserve Bank Building,
                                      16th Floor
                                      701 East Byrd Street
                                      Richmond, VA 23219
                                      Telephone: (804)771-9502
                                      Fax:       (804)644-0957

          Buyer:                      First States Group, L.P.
                                      Attn: Mr. Jeffrey Foster
                                      American Financial Realty Trust
                                      680 Old York Road, Suite 200
                                      Jenkintown, PA 19046
                                      Telephone: (215)877-2280
                                      Fax:       (215)877-9856

           With Required Copy to:     Morgan, Lewis & Bockius LLP
                                      One Market, Spear Street Tower
                                      San Francisco, CA 94105
                                      Attn: A. Bruce Gilmore, Esq.
                                      Telephone: (415)442-1000
                                      Fax:       (415)442-1001

9.    Remedies.

      9.1   Defaults by Seller.

            If there is any default by Seller under this Agreement, following notice to Seller and seven (7) days, during which period Seller may cure the default, Buyer may, at its option, (i) declare this Agreement terminated, in which case the Deposit shall be returned to Buyer, or (ii) treat this Agreement as being in full force and effect, and bring an action against Seller for specific performance.

      9.2   Defaults by Buyer.

            If there is any default by Buyer under this Agreement, following notice to Buyer and seven (7) days, during which period Buyer may cure the default, then Seller may, as its sole remedy, declare this Agreement terminated, in which case the Deposit shall be paid to Seller as liquidated damages and each party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination. In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall deliver to Seller, at no cost to Seller, the Due Diligence Items and all of Buyer's Reports.

      9.3   ARBITRATION OF DISPUTES.

            ANY CLAIM, CONTROVERSY OR DISPUTE, WHETHER SOUNDING IN CONTRACT, STATUTE, TORT, FRAUD, MISREPRESENTATION OR OTHER LEGAL THEORY, RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, WHENEVER BROUGHT AND WHETHER BETWEEN THE PARTIES TO THIS AGREEMENT OR BETWEEN ONE OF THE PARTIES TO THIS AGREEMENT AND THE EMPLOYEES, AGENTS OR AFFILIATED BUSINESSES OF THE OTHER PARTY, SHALL BE RESOLVED BY ARBITRATION AS PRESCRIBED IN THIS PARAGRAPH 9.3. THE FEDERAL ARBITRATION ACT, 9 U.S.C. SECTIONS 1-15, NOT STATE LAW, SHALL GOVERN THE ARBITRABILITY OF ALL CLAIMS, AND THE DECISION OF THE ARBITRATOR AS TO ARBITRABILITY SHALL BE FINAL.

            A SINGLE ARBITRATOR WHO IS A RETIRED FEDERAL OR CALIFORNIA JUDGE SHALL CONDUCT THE ARBITRATION UNDER THE THEN CURRENT RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). THE ARBITRATOR SHALL BE SELECTED BY MUTUAL AGREEMENT ON THE ARBITRATOR WITHIN THIRTY (30) DAYS AFTER

            WRITTEN NOTICE BY ONE PARTY TO THE OTHER INVOKING THIS ARBITRATION PROVISION, IN ACCORDANCE WITH AAA PROCEDURES FROM A LIST OF QUALIFIED PEOPLE MAINTAINED BY THE AAA, THE ARBITRATION SHALL BE CONDUCTED IN LOS ANGELES, CALIFORNIA, AND ALL EXPEDITED PROCEDURES PRESCRIBED BY THE AAA RULES SHALL APPLY.

            THERE SHALL BE NO DISCOVERY OTHER THAN THE EXCHANGE OF INFORMATION WHICH IS PROVIDED TO THE ARBITRATOR BY THE PARTIES. THE ARBITRATOR SHALL HAVE AUTHORITY ONLY TO GRANT SPECIFIC PERFORMANCE AND TO ORDER OTHER EQUITABLE RELIEF AND TO AWARD COMPENSATORY DAMAGES, BUT SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES OR OTHER NONCOMPENSATORY DAMAGES OR ANY OTHER FORM OF RELIEF. THE ARBITRATOR SHALL AWARD TO THE PREVAILING PARTY ITS REASONABLE ATTORNEYS' FEES AND COSTS AND OTHER EXPENSES INCURRED IN THE ARBITRATION, EXCEPT THE PARTIES SHALL SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBI-TRATOR. THE ARBITRATOR'S DECISION AND AWARD SHALL BE FINAL AND BINDING, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

10.   Assignment.

      Buyer may assign its rights under this Agreement to an entity in which Buyer has a significant interest.

11.   Interpretation and Applicable Law.

      This Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located (the "State"). Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The term "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

12.   Amendment.

      This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

13.   Attorneys' Fees.

      In the event it becomes necessary for either party to file a suit or arbitration to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit or arbitration.

14.   Entire Agreement: Survival.

      This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. The obligations of the parties hereunder and all other provisions of this Agreement shall survive the closing or earlier termination of this Agreement, except as expressly limited herein.

15.   Multiple Originals Only: Counterparts.

      Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

16.   Acceptance.

      Time is of the essence of this Agreement. The date of execution of this Agreement by Seller shall be the date of execution of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the laws of the State of California if it is not the State, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the State of California if it is not the State.

17.   Real Estate Commission.

      Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with (a) Sperry Van Ness as its broker, and (b) to Triple Net Properties Realty, Inc. ("TNP"). Seller shall pay a brokerage commission to Sperry Van Ness and TNP pursuant to a separate agreement. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this Paragraph.

18.   Deferred Exchange.

      Either party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, provided that (i) Close of Escrow shall not be delayed or affected by reason of the Exchange, nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to either party's obligations under this Agreement; (ii) the party electing to consummate this transaction as part of an Exchange (the "Electing Party") shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary or through other actions reasonably approved by the parties; (iii) the other party (the "Accommodator") shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire; or hold title to any real property for purposes of consummating the Exchange; and (iv) excluding legal fees, the Electing Party shall pay any additional reasonable, out-of-pocket costs that would not otherwise have been incurred by the Accommodator had the Electing Party not consummated this transaction through the Exchange. The Accommodator shall not by this Agreement or acquiescence to the Exchange proposed by the Electing Party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the Electing Party that the Exchange in fact complies with
      Section 1031 of the Internal Revenue Code of 1986, as amended. Accommodator shall undertake all such actions and execute all such documents and instruments requested by Electing Party in connection with the Exchange, provided that the Accommodator shall have the right to review and reasonably approve any documents to be executed by Accommodator in connection with the Exchange. The provisions of this Paragraph 18 shall survive the Closing.

19.   Confidentiality.

      Buyer agrees that, prior to the closing, all Property information received by Buyer shall be kept confidential as provided in this Paragraph. Without the prior written consent of Seller, prior to the closing, the Property information shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer's representatives who need to know the Property information for the purpose of evaluating the Property and who are informed by the Buyer of the confidential nature of the Property information; (2) as may be necessary for Buyer or Buyer's representatives to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements; to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer's representatives; to comply with regulatory or judicial processes; or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates; and (3) to prospective tenants of the Property.

20.   Reporting.

      Seller acknowledges and agrees that the terms of this Agreement shall be included in Buyer's S-11 filing with the Securities and Exchange Commission ("SEC") and shall be available for review by the public, including access through the SEC's EDGAR internet search engine and document retrieval system. In addition, in connection with Buyer's public offering of shares and reporting requirements, Buyer shall discuss and release the terms of this Agreement with its shareholders, investors, potential investors, investment bankers, investment advisors, money managers, and other interested or affected parties. Seller authorizes Buyer to release, distribute, and discuss the terms and conditions of this Agreement as set forth in this Paragraph 20 without need for Seller's prior consent or approval.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                               SIGNATURE PAGE FOR

                          BANK OF AMERICA WEST BUILDING
                              6800 WESTCLIFF DRIVE
                                LAS VEGAS, NEVADA

EXECUTED on this the 7th day of January, 2005.

SELLER:            NNN BOA West, LLC, a Virginia limited liability company

                   By: Triple Net Properties, LLC, a Virginia limited liability company, its Manager

                           By:    /s/ Anthony W. Thompson
                                  -------------------------------------
                           Name:  Anthony W. Thompson
                           Title: Chief Executive Officer

EXECUTED on this the 5th day of January, 2005.

BUYER:             First States Group, L.P., a Delaware limited partnership

                   By:     First States Group, LLC
                   Its:    General Partner

                           By :   /s/ James  T. Ratner
                                  -----------------------------------
                           Name:  James  T. Ratner
                           Title: Senior VP/Chief  Financial Officer

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